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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in the Registration Statement No. 333-44017 of New Mexico and Arizona Land Company on Form S-8 of our report dated March 24, 2000, appearing in this Annual Report on Form 10-K of New Mexico and Arizona Land Company for the years ended December 31, 1999 and 1998.


DELOITTE & TOUCHE LLP
Phoenix, Arizona

March 24, 2000